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                                                                EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  By and Among

                         NORTH FORK BANCORPORATION, INC.

                                 NORTH FORK BANK

                                       and

                           COMMERCIAL BANK OF NEW YORK


                          Dated as of February 13, 2001





                                TABLE of CONTENTS

                                                                        Page

                                 ARTICLE I
                                 THE MERGER

1.1      The Merger.......................................................2
1.2      Effective Time...................................................2
1.3      Effects of the Merger............................................2

                                   ARTICLE II
                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
               OF THE CONSTITUENT BANKS; EXCHANGE OF CERTIFICATES

2.1      Effect on Capital Stock..........................................3
2.2      Exchange of Certificates.........................................4
2.3      Stock Options....................................................6
2.4      No Liability.....................................................6
2.5      Dissenters' Rights...............................................7

                                   ARTICLE III
                         DISCLOSURE SCHEDULES; STANDARDS
                       FOR REPRESENTATIONS AND WARRANTIES

3.1      Disclosure Schedules.............................................7
3.2      Standards........................................................8

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1      Corporate Organization...........................................9
4.2      Capitalization..................................................10
4.3      Authority; No Violation.........................................11
4.4      Consents and Approvals..........................................12
4.5      Reports.........................................................12
4.6      Financial Statements............................................13
4.7      Broker's Fees...................................................14
4.8      Absence of Certain Changes or Events............................14
4.9      Legal Proceedings...............................................15
4.10     Taxes...........................................................15

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4.11     Employees.......................................................17
4.12     FDIC Reports....................................................18
4.13     Company Information.............................................18
4.14     Compliance with Applicable Law..................................19
4.15     Certain Contracts...............................................19
4.16     Agreements with Regulatory Agencies.............................20
4.17     Investment Securities...........................................20
4.18     Environmental Matters...........................................20
4.19     Derivative Transactions.........................................21
4.20     Opinion.........................................................22
4.21     Approvals.......................................................22
4.22     Loan Portfolio..................................................22
4.23     Property........................................................23
4.24     Assets and Liabilities of B-D Sub...............................24

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                    OF PARENT

5.1      Corporate Organization..........................................24
5.2      Authority; No Violation.........................................25
5.3      Consents and Approvals..........................................28
5.4      Parent Information..............................................28
5.5      Financing.......................................................28
5.6      Approvals.......................................................28

                                   ARTICLE VI
                                    COVENANTS

6.1      Covenants of the Company Relating to the Conduct of Business....29
6.2      Covenants of Parent and Buyer Bank Relating to the Conduct
         of Business.....................................................33

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

7.1      Subscription Offering...........................................33
7.2      Regulatory Matters..............................................34
7.3      Access to Information...........................................35
7.4      Stockholder Meeting.............................................36
7.5      Legal Conditions to Merger......................................37
7.6      Employee Benefit Plans; Existing Agreements.....................37
7.7      Indemnification.................................................39
7.8      Additional Agreements...........................................41
7.9      Advice of Changes...............................................41
7.10     Current Information.............................................41
7.11     New Banking Subsidiary..........................................42
7.12     Execution and Authorization of Plan of Merger...................42
7.13     Surviving Bank Plan of Merger...................................42
7.14     Non-solicitation................................................42
7.16     International Offices...........................................43

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

8.1      Conditions to Each Party's Obligation To Effect the Merger......43
8.2      Conditions to Obligations of Parent and New Bank................44
8.3      Conditions to Obligations of the Company........................45

                                   ARTICLE IX
                            TERMINATION AND AMENDMENT

9.1      Termination.....................................................46

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9.3      Amendment.......................................................48
9.4      Extension; Waiver...............................................48

                                    ARTICLE X
                               GENERAL PROVISIONS

10.1     Closing.........................................................49
10.2     Nonsurvival of Representations, Warranties and Agreements.......49
10.3     Expenses........................................................49
10.4     Notices.........................................................50
10.5     Interpretation..................................................50
10.6     Counterparts....................................................51
10.7     Entire Agreement................................................51
10.8     Governing Law...................................................51
10.9     Enforcement of Agreement........................................51
10.10    Severability....................................................51
10.11    Publicity.......................................................52
10.12    Assignment; No Third Party Beneficiaries........................52


Exhibits

Exhibit A   Plan of Merger...............................................A-1
Exhibit B   Main Office and Branch Offices of the Company................B-1
Exhibit C   The Subscription Offering....................................C-1




                      AGREEMENT AND PLAN OF REORGANIZATION


                  AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 13, 2001 (this "Agreement"), by and among North Fork
Bancorporation, Inc., a Delaware corporation ("Parent"), North Fork Bank, a New York chartered commercial bank and a wholly owned subsidiary of Parent ("Buyer Bank"), and Commercial Bank of New York, a New York state chartered trust company (the "Company").

                  WHEREAS, Parent will organize a New York state chartered commercial bank ("New Bank") as either a direct wholly owned subsidiary of Parent or a direct wholly owned subsidiary of Buyer Bank;

                  WHEREAS, the Boards of Directors of Parent, Buyer Bank and the Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein and in the plan of merger, as set forth on Exhibit A (the "Plan of Merger"), in which New Bank will, subject to the terms and conditions set forth herein and therein, merge (the "Merger") with and into the Company;

                  WHEREAS, after the Effective Time (as defined below), it is anticipated that Parent will cause the Company, as the surviving bank of the Merger, to be merged with and into Buyer Bank; and

                  WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

                  NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:


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                                    ARTICLE I
                                   THE MERGER

                  1.1 The Merger. Subject to the terms and conditions of this Agreement and the terms and conditions of the Plan of Merger, in accordance with the provisions of the laws and regulations of the State of New York, including the New York Banking Law ("N.Y.B.L") Sections 600 and 601, at the Effective Time (as defined in Section 1.2 hereof), New Bank shall merge with and into the Company. The Company shall be the surviving bank (hereinafter sometimes called the "Surviving Bank") in the Merger, and shall continue its existence under the laws of the State of New York. The name of the Surviving Bank shall continue to be Commercial Bank of New York." Upon consummation of the Merger, the separate existence of New Bank shall terminate.

                  1.2 Effective Time. Subject to the provisions of this Agreement and the Plan of Merger, the Merger shall become effective at the date and time set forth in the certificate which shall be issued by the Superintendent of Banks of the New York Banking Department (the "Superintendent") pursuant to Section 601-b of the N.Y.B.L. The "Effective Time" shall be the date and time when the Merger becomes effective, as specified in the certificate of the Superintendent.

                  1.3 Effects of the Merger. (a) At the Effective Time, (i) the separate existence of New Bank shall cease, and New Bank's organization certificate shall be deemed cancelled, (ii) the organization certificate of the Company as in effect immediately prior to the Effective Time shall be the organization certificate of the Surviving Bank until duly amended in accordance with applicable law, (iii) the bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Bank until duly amended in accordance with applicable law, (iv) the main office and branch offices of the Company, established and authorized immediately prior to the Effective Time and listed on Exhibit B hereto, shall become established and authorized branch offices of the Surviving Bank and (v) the directors and officers of New Bank immediately prior to the Effective Time shall be the directors and officers of the Surviving Bank, each to hold office in accordance with the organization certificate and bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

                  (b) At and after the Effective Time, the Merger shall have all the effects set forth in N.Y.B.L. Section 602 and, in connection therewith, all assets of New Bank as they exist at the Effective Time shall pass to and vest in the Surviving Bank without any conveyance or other transfer. The Surviving Bank shall be responsible for all liabilities and obligations of every kind and description of each of the Company and New Bank existing as of the Effective Time, whether matured or unmatured, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of the Company or New Bank.

                                   ARTICLE II
                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
               OF THE CONSTITUENT BANKS; EXCHANGE OF CERTIFICATES

                  2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Buyer Bank, New Bank, the Company or the holders of any shares of the common stock, par value $5.00 per share, of the Company (the "Company Common Stock"):

                  (a) Conversion of Company Common Stock.

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                      (i) At the Effective Time, each share of Company
         Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (A) owned by the Company or any Subsidiary (as defined below) of the Company, or Parent, Buyer Bank, New Bank or any other direct or indirect Subsidiary of Parent (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 2.1(c)) or (B) held by stockholders ("Dissenting Stockholders") duly exercising appraisal rights, if any, pursuant to Section 604 of the N.Y.B.L. ("Dissenting Shares" and, collectively with the shares of Company Common Stock owned by the Company or any of its Subsidiaries or Parent, Buyer Bank, New Bank or any other direct or indirect Subsidiary of Parent (except for Trust Account Shares and DPC Shares), the "Excluded Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, $ 32.00 in cash (the "Merger Consideration"). As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

                      (ii) As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration upon surrender of such certificates in accordance with Section 2.2 or the right, if any, to require the Surviving Bank to purchase such shares of Company Common Stock for their "fair value" as determined in accordance with Section 604 of the N.Y.B.L. The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock as of the Effective Time except as otherwise provided herein or by law.

                  (b) Common Stock of New Bank. Each share of common stock of New Bank issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Bank.

                  (c) Cancellation of Treasury Stock and Parent Owned Stock. Each share of Company Common Stock that is owned by the Company or by any Subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Buyer Bank, New Bank or any other direct or indirect Subsidiary of Parent immediately prior to the Effective Time (other than shares of Company Common Stock (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (such shares, whether held directly or indirectly by Parent or the Company, being referred to herein as "Trust Account Shares" and (y) held by Parent or the Company or any of their respective Subsidiaries in respect of a debt previously contracted ("DPC Shares")) shall automatically be cancelled and retired and shall cease to exist without any conversion thereof and no consideration shall be delivered with respect thereto.

                  2.2 Exchange of Certificates.

                  (a) Promptly after the Effective Time, the Exchange Agent (as defined below) shall mail to each holder of record of Company Common Stock immediately prior to the Effective Time (other than Excluded Shares)
(i) a letter of transmittal (the "Company Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the Company certificates representing shares of the Company Common Stock (the "Certificates") shall pass, only upon delivery of such Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent shall reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

                  (b) Prior to the Effective Time, Parent shall deposit or cause to be deposited with the party specified by Parent as the exchange agent (the "Exchange Agent") amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments pursuant to
Section 2.1(a)(i) hereof to holders of Company Common Stock issued and outstanding immediately prior to the Effective Time who are entitled to receive the Merger Consideration.

                  (c) Upon surrender to the Exchange Agent of Certificates, together with the Company Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, and only upon such surrender, the holder of such Certificate shall be entitled to receive, in exchange therefor, and the Exchange Agent shall promptly cause to be delivered to such holder, a check in an amount equal to the Merger Consideration payable for each such share of Company Common Stock represented by such Certificate, after giving effect to any required tax withholdings or transfer taxes or other similar taxes. The Certificates surrendered pursuant to this Section 2.2(c) shall forthwith be cancelled. If any Certificate shall have been lost, stolen, mislaid or destroyed, then upon receipt of an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed and a lost certificate indemnity (in each case reasonably satisfactory to Parent and the Exchange Agent), the Exchange Agent shall issue to such holder the Merger Consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted.

                  (d) No interest will be paid or will accrue on the amount payable upon the surrender of any Certificate. If payment is to be made to a person other than the registered holder of the Certificate surrendered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, as determined by the Exchange Agent, and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. One hundred eighty (180) days following the Effective Time, Parent shall be entitled to cause the Exchange Agent to deliver to it or any Subsidiary thereof any funds (including any interest received with respect thereto) made available to the Exchange Agent which have not been disbursed to holders of certificates formerly representing shares of Company Common Stock outstanding on the Effective Time, and thereafter such holders shall be entitled to look to Parent only as general creditors thereof with respect to cash payable upon due surrender of their Certificates.

                  (e) The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of Company Common Stock thereafter on the records of the Company.

                  2.3 Stock Options. (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "Company Stock Option") issued pursuant to the Commercial Bank of New York Stock Option Plan (the "Company Stock Option Plan"), whether vested or unvested, shall be canceled and each holder of a Company Stock Option who immediately prior to the Effective Time is employed by the Company, any Subsidiary of the Company or B-D Sub (as hereinafter defined) shall be entitled to receive in exchange therefor cash in an amount equal to the product of (a) the amount by which the Merger Consideration exceeds the exercise price per share of such Company Stock Option, multiplied by (b) the number of shares of Company Common Stock subject to such Company Stock Option, less any applicable withholding taxes. Parent shall, or shall cause the Surviving Bank to, make such cash payments to holders of Company Stock Options promptly following the Effective Time.

                  (b) The Company shall take all actions that are necessary and appropriate with respect to the Company Stock Option Plan in order to implement the provisions of Section 2.3(a), and the Company shall ensure that following the Effective Time no holder of a Company Stock Option or any participant in the Company Stock Option Plan shall have any rights thereunder to acquire any capital stock of the Company, Parent or the Surviving Bank.

                  2.4 No Liability. None of Parent, Buyer Bank, New Bank, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any cash properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  2.5 Dissenters' Rights. If any Dissenting Stockholder shall be entitled to require the Company to purchase such stockholder's shares for their "fair value," as provided in Section 604 of the N.Y.B.L., the Company shall give Parent notice thereof and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Bank shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the shares held by such stockholder shall thereupon be entitled to be surrendered in exchange for the Merger Consideration as provided by Sections 2.1 and 2.2 hereof.

                                ARTICLE III
                      DISCLOSURE SCHEDULES; STANDARDS
                     FOR REPRESENTATIONS AND WARRANTIES

                  3.1 Disclosure Schedules. Prior to the execution and delivery of this Agreement, the Company has delivered to Parent a schedule (the "Company Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of the Company's representations or warranties contained in Article IV, or to one or more of the Company's covenants contained in Articles VI or VII; provided, however, that notwithstanding anything in this Agreement to the contrary, (a) no such item is required to be set forth in the Company Disclosure Schedule as an exception to a representation or warranty (other than a representation or warranty contained in Sections 4.2, 4.3(a), 4.3(b)(i), 4.6, 4.7, 4.8(a)(ii), 4.8(b), 4.11(a), 4.12, 4.15(a) and 4.20) if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 3.2, and (b) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents a material exception or material fact, event or circumstance or that such item has had or is reasonably likely to have a Material Adverse Effect (as defined herein) with respect to the Company.

                  3.2 Standards. (a) No representation or warranty of the Company contained in Article IV (other than the representations and warranties contained in Sections 4.2, 4.3(a), 4.3(b)(i), 4.6, 4.7, 4.8(a)(ii), 4.8(b), 4.11(a), 4.12, 4.15(a) and 4.20) or of Parent contained in Article V (other than the representations and warranties contained in Sections 5.2(a), 5.2(b), 5.2(c) and 5.4) shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached any such representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of Parent, has had or is reasonably likely to have a Material Adverse Effect with respect to the Company or Parent, respectively.

                  (b) As used in this Agreement, the term "Material Adverse Effect" means, (X) with respect to the Company, a material adverse effect on (i) the business, asset and liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, other than (x) any reduction in the size of the business, assets and liabilities, earnings or scale of the business relating to International Customers that does not materially adversely affect the business, assets and liabilities, results of operations or financial condition of the Company and its Subsidiaries (but excluding the business relating to International Customers) taken as a whole, or (y) any such effect attributable to or resulting from (I) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (II) any change in GAAP (as defined herein) or regulatory accounting principles, in each case which affects banks or their holding companies generally, except to the extent any such condition or change affects the Company to a materially greater extent than banks or their holding companies generally, or (III) any change in interest rates, provided, that any such change in interest rates shall not affect the Company to a materially greater extent than banks or their holding companies generally, and provided further, that any such change shall not have a materially adverse effect on the credit quality of the Company's assets, or (ii) the ability of the Company and its Subsidiaries to consummate the transactions contemplated hereby and (Y) with respect to Parent, a material adverse effect on the ability of Parent or any of its Subsidiaries to consummate the transactions contemplated hereby.

                                 ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Subject to Article III hereof and except as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Parent as follows:

                  4.1 Corporate Organization. (a) The Company is a state chartered trust company duly organized, validly existing and in good standing under the laws of the State of New York. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The organization certificate and by-laws of the

Company, copies of which have previously been made available to Parent, are true and correct copies of such documents as in effect as of the date of this Agreement. The deposit accounts of the Company are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

                  (b) Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company's Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The articles of incorporation, by-laws and similar governing documents of each Subsidiary of the Company, copies of which have previously been made available to Buyer, are true and correct copies of such documents as in effect as of the date of this Agreement.

                  (c) The minute books of the Company and each of its Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1998 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

                  4.2 Capitalization. (a) The authorized capital stock of the Company consists of 12,000,000 shares of Company Common Stock and 12,000,000 shares of preferred stock, par value $1.00 per share (the "Company Preferred Stock"). As of the date of this Agreement, there are (x) 5,299,593 shares of Company Common Stock outstanding and no shares of Company Common Stock held in the Company's treasury, (y) no shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for 369,870 shares of Company Common Stock reserved for issuance pursuant to the Company Option Plan and described in Section 4.2(a) of the Company Disclosure Schedule, and (z) no shares of Company Preferred Stock issued or outstanding, held in the Company's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in Section 4.2(a) of the Company Disclosure Schedule, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or Company Preferred Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company. The names of the optionees, the date of each option to purchase Company Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Company Option Plan are set forth in
Section 4.2(a) of the Company Disclosure Schedule.

                  (b) Section 4.2(b) of the Company Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of the Company. Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of such Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as contemplated by Section 7.1, no Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Assuming compliance by Parent with Section 2.3 hereof, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which the Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of the Company or any of its Subsidiaries.

                  4.3 Authority; No Violation. (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Plan of Merger (this Agreement and the Plan of Merger, collectively, the "Merger Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Merger Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that the Merger Documents and the transactions contemplated hereby and thereby be submitted to the Company's stockholders for approval at a meeting of such stockholders and, except for the approval and adoption of the Merger Documents by the affirmative vote of the holders of two-thirds of the outstanding shares of the Company Common Stock, no other corporate proceedings on the part of the Company are necessary to approve the Merger Documents and to consummate the transactions contemplated hereby and thereby. Each of the Merger Documents has been duly and validly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Parent, Buyer Bank and New Bank, as applicable) each of the Merger Documents will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Except as set forth in Section 4.3(b) of the Company Disclosure Schedule, neither the execution and delivery of the Merger Documents by the Company, nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the terms or provisions hereof or thereof, will (i) violate any provision of the organization certificate or by-laws of the Company or the certificate of incorporation, by-laws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

                  4.4 Consents and Approvals. Except for (a) the filing of an application with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and approval of such application, (b) the filing of applications with the Federal Deposit Insurance Corporation ("FDIC") under the Bank Merger Act and the Federal Deposit Insurance Act and approval of such applications, (c) the filing of applications with the New York State Banking Department (the "Banking Department") and the approval of such applications, (d) the filing with the FDIC of a proxy statement in definitive form relating to the meeting of the Company's stockholders to be held in connection with the Merger Documents and the transactions contemplated hereby and thereby (the "Proxy Statement"), (e) the approval of this Agreement by the requisite vote of the stockholders of the Company,
(f) the filing of the Plan of Merger with the Superintendent pursuant to the N.Y.B.L., (g) the filing of a notice or application with the National Association of Securities Dealers (the "NASD") and the approval or lack of disapproval of such notice or application or (h) the filing of a notice or application with the Cayman Islands banking authorities and the approval or lack of disapproval of such notice or application and (i) such filings, authorizations or approvals as may be set forth in Section 4.4 of the Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with the execution and delivery by the Company of the Merger Documents or the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby.

                  4.5 Reports. The Company and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1998 with (i) the FDIC, (ii) any state banking commissions or any other state regulatory authority (each a "State Regulator") and (iii) any other self-regulatory organization ("SRO") (collectively, with the Federal Reserve Board, the "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 1998. Except as set forth in
Section 4.5 of the Company Disclosure Schedule, there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries.

                  4.6 Financial Statements. The Company has previously made available to Parent copies of (a) the consolidated statements of financial condition of the Company and its Subsidiaries as of December 31 for the fiscal years 1998 and 1999 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the fiscal years 1997 through 1999, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the FDIC, in each case accompanied by the audit report of Deloitte & Touche LLP, independent public accountants with respect to the Company, (b) the unaudited consolidated statements of financial condition of the Company and its Subsidiaries as of September 30, 1999 and September 30, 2000 and the related unaudited consolidated statements of income, cash flows and changes in shareholders' equity for the nine-month periods then ended as reported in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2000 filed with the FDIC, and (c) the consolidated statements of financial condition of the Company and its Subsidiaries as of December

31 for the fiscal years 1999 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1998 through 2000, inclusive, as reflected in the draft of the Company's Annual Report for the fiscal year ended December 31, 2000 to be filed with the FDIC (the "Draft Financials"). The December 31, 1999 and December 31, 2000 consolidated statements of financial condition of the Company (including the related notes, where applicable) fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof, and the other financial statements referred to in this
Section 4.6 (including the related notes, where applicable) fairly present, and the financial statements to be filed by the Company with the FDIC after the date of this Agreement will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed by the Company with the FDIC after the date of this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the FDIC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed by the Company with the FDIC after the date of this Agreement will be, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

                  4.7 Broker's Fees. Neither the Company nor any Subsidiary of the Company nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by the Company Documents, except that the Company has engaged, and will pay a fee or commission to, Sandler, O'Neill & Partners, L.P. ("Sandler O'Neill") in accordance with the terms of a letter agreement between Sandler O'Neill and the Company, a true and correct copy of which has been previously made available to Parent.

                  4.8 Absence of Certain Changes or Events. (a) Except as disclosed in any Company Report filed with the FDIC prior to the date of this Agreement, since December 31, 1999, (i) neither the Company nor any of its Subsidiaries has incurred any liability, except in the ordinary course of their business consistent with their past practices, and (ii) there has been no change or development or combination of changes or developments which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  (b) Except as disclosed in any Company Report filed with the FDIC prior to the date of this Agreement, since December 31, 1999, the Company and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

                  (c) Except as set forth in Section 4.8(c) of the Company Disclosure Schedule, since January 1, 2001 neither the Company nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of January 1, 2001 (which amount has been previously disclosed to Parent), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus, other than regular annual bonus payments in respect of services rendered in 1999 or 2000, (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (iv) had any union organizing activities.

                  4.9 Legal Proceedings. (a) Except as set forth in Section
4.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations (including Regulatory Agreements, as defined in Section 4.16) of any nature against the Company or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by any of the Merger Documents.

                  (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries.

                  4.10 Taxes. (a) Except as set forth in Section 4.10(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted without penalty) all Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of the Company (in accordance with GAAP) for all Taxes (as hereinafter defined). No deficiencies for any Taxes have been proposed, asserted, assessed or, to the knowledge of the Company, threatened against or with respect to the Company or any of its Subsidiaries. Except as set forth in Section 4.10(a) of the Company Disclosure Schedule, (i) there are no liens for Taxes upon the assets of either the Company or its Subsidiaries except for statutory liens for current Taxes not yet due, (ii) neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, (iii) with respect to each taxable period of the Company and its Subsidiaries, the federal and state income Tax Returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review, (iv) neither the Company nor any of its Subsidiaries has filed or been included in a combined, consolidated or unitary income Tax Return other than one in which the Company was the parent of the group filing such Tax Return, (v) neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes (other than the allocation of federal income taxes as provided by Regulation 1.1552-1(a)(1) under the
Code), (vi) neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code (or any similar or corresponding provision or requirement of state, local or foreign income Tax law), by reason of the voluntary change in accounting method (nor has any taxing authority proposed any such adjustment or change of accounting method), (vii) neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code, and (viii) neither the Company nor any of its Subsidiaries has made any payment or provided any benefit or may be obligated to make any payment or provide any benefit (by contract or otherwise) which will not be deductible by reason of Section 280G or Section 162(m) of the Code.

                  (b) Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns, directly or indirectly (including, without limitation, through partnerships, corporations, trusts or other entities), interests in real property ("Real Property Interests") situated in (A) New York State, which by reason of the Merger would be subject to either (i) the New York State Real Property Transfer Tax, or (ii) the New York City Real Property Transfer Tax (collectively, the "New York Transfer Taxes"), or (B) any state other than New York State which by reason of the Merger would be subject to any tax similar to the New York Transfer Taxes. For purposes of this Section 4.10(b), Real Property Interests include, without limitation, titles in fee, leasehold interests, beneficial interests, encumbrances, developments rights or any other interests with the right to use or occupy real property or the right to receive rents, profits or other income derived therefrom, or any options or contracts to purchase real property.

                  (c) For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

                  4.11 Employees. (a) Section 4.11(a) of the Company Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, employee welfare benefit plan or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employee pension benefit plan or program (within the meaning of
Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to (the "Plans") by the Company, any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of ERISA, for the benefit of any employee or former employee of the Company or any Subsidiary. The Company has heretofore made available to Buyer Bank true and correct copies of each of the Plans.

                  (b) Except as set forth in Section 4.11(b) of the Company Disclosure Schedule, (i) each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code either (1) has received a favorable determination letter from the IRS, or (2) is or will be the subject of an application for a favorable determination letter, and the Company is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter, (iii) no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or its Subsidiaries beyond their retirement or other termination of service, other than (x) coverage mandated by applicable law, (y) deferred compensation benefits accrued as liabilities on the books of the Company or its Subsidiaries or
(z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (iv) no liability under Title IV of ERISA has been incurred by the Company, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company, its Subsidiaries or an ERISA Affiliate of incurring a material liability thereunder, (v) no Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vi) neither the Company nor any ERISA Affiliate has engaged in a transaction in connection with which the Company, its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (vii) there are no pending, or, to the best knowledge of the Company, threatened or anticipated claims or proceedings (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto, (viii) the consummation of the transactions contemplated by this Agreement will not (y) entitle any current or former employee or officer of the Company to severance pay, termination pay or any other payment or benefit, except as expressly provided in this Agreement or (z) accelerate the time of payment or vesting or increase the amount or value of compensation or benefits due any such employee or officer and (ix) all contributions or other amounts payable by the Company, its Subsidiaries or any ERISA Affiliates as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code.

                  4.12 FDIC Reports. The Company has previously made available to Parent a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement (the "Company Reports") filed since January 1, 1998 by the Company with the FDIC pursuant to the FDIC Rules and Regulations, (the "FDIC Rules") and (b) communication mailed by the Company to its stockholders since January 1, 1998, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company has timely filed all Company Reports and other documents required to be filed by it under the FDIC Rules, and, as of their respective dates, all Company Reports complied with the published rules and regulations of the FDIC with respect thereto.

                  4.13 Company Information. The information relating to the Company and its Subsidiaries which is provided to Parent by the Company or any of its affiliates or representatives for inclusion in any document filed with any regulatory agency in connection herewith will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Parent and its Subsidiaries) will comply with the provisions of the FDIC Rules.

                  4.14 Compliance with Applicable Law. The Company and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, and except as disclosed in Section 4.14 of the Company Disclosure Schedule neither the Company nor any of its Subsidiaries knows of or has received notice of, any violations of any of the above.

                  4.15 Certain Contracts. (a) Except as set forth in
Section 4.15(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by the Merger Documents, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or any increase in the amount of or acceleration or vesting of any rights to any payment or benefits, from Parent, the Company, the Surviving Bank or any of their respective Subsidiaries to any director, officer, employee or consultant thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the Securities and Exchange Commission) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company Reports, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice involving the payment of more than $100,000 per annum, or (v) which materially restricts the conduct of any line of business by the Company or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in this Section 4.15(a), whether or not set forth in
Section 4.15(a) of the Company Disclosure Schedule, is referred to herein as a "Company Contract." The Company has previously delivered or made available to Parent true and correct copies of each Company Contract.

                  (b) Except as set forth in Section 4.15(b) of the Company Disclosure Schedule, (i) each Company Contract is valid and binding and in full force and effect, (ii) the Company and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Company Contract, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of the Company or any of its Subsidiaries under any Company Contract, and (iv) no other party to such Company Contract is, to the knowledge of the Company, in default in any respect thereunder.

                  4.16 Agreements with Regulatory Agencies. Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 4.16 of the Company Disclosure Schedule, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Company or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

                  4.17 Investment Securities. Section 4.17 of the Company Disclosure Schedule sets forth the book and market value as of December 31, 2000 of the investment securities, mortgage backed securities and securities held for sale of the Company and its Subsidiaries. Section 4.17 of the Company Disclosure Schedule sets forth, with respect to such securities, descriptions thereof, CUSIP numbers, pool face values and coupon rates.

                  4.18 Environmental Matters. Except as set forth in
Section 4.18 of the Company Disclosure Schedule:

                  (a) Each of the Company and its Subsidiaries and, to the knowledge of the Company, each of the Participation Facilities and the Loan Properties (each as hereinafter defined) are and have been in compliance with all applicable foreign, federal, state and local laws including common law, regulations and ordinances and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws");

                  (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of the Company, threatened, before any Governmental Entity or other forum in which the Company, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor), with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries, any Participation Facility or any Loan Property;

                  (c) During the period of (x) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) to the knowledge of the Company, the Company's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of the Company, prior to the period of (x) the Company's or its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) the Company's or any of its Subsidiaries' interest in a Loan Property, there was no release or threatened release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

                  (d) The following definitions apply for purposes of this
Section 4.18: (x) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials, (y) "Loan Property" means any property in which the Company or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (z) "Participation Facility" means any facility in which the Company or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

                  4.19 Derivative Transactions. Except as set forth in
Section 4.19 of the Company Disclosure Schedule, since December 31, 1999, neither the Company nor any of its Subsidiaries has engaged in transactions in or involving forwards, futures, options on futures, swaps or other derivative instruments except (i) as agent on the order and for the account of others, or (ii) as principal for purposes of hedging interest rate risk on U.S. dollar-denominated securities and other financial instruments. None of the counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement and no such contract or agreement, were it to be a Loan (as defined below) held by the Company or any of its Subsidiaries, would be classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import. The financial position of the Company and its Subsidiaries on a consolidated basis under or with respect to each such instrument has been reflected in the books and records of the Company and such Subsidiaries in accordance with GAAP consistently applied, and no open exposure of the Company or any of its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exceeds $250,000.

                  4.20 Opinion. Prior to the execution of this Agreement, the Company has received an opinion from Sandler O'Neill to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration is fair to the stockholders of the Company from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

                  4.21 Approvals. As of the date of this Agreement, the Company knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby should not be obtained.

                  4.22 Loan Portfolio. (a) Except as set forth in Section
4.22 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), other than any Loan the unpaid principal balance of which does not exceed $100,000, under the terms of which the obligor was, as of December 31, 2000, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan with any director, executive officer or five percent or greater stockholder of the Company or any of its Subsidiaries, or to the knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 4.22 of the Company Disclosure Schedule sets forth (i) all of the Loans in original principal amount in excess of $100,000 of the Company or any of its Subsidiaries that as of December 31, 2000, were classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company and its Subsidiaries that as of December 31, 2000, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of the Company that as of December 31, 2000, was classified as "Other Real Estate Owned" and the book value thereof. The Company shall promptly inform Buyer Bank in writing of any Loan that becomes classified in the manner described in the previous sentence, or any Loan the classification of which is changed, at any time after the date of this Agreement.

                  (b) Each Loan in original principal amount in excess of $250,000 (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  4.23 Property. Each of the Company and its Subsidiaries has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the consolidated statement of financial condition of the Company as of December 31, 2000 or acquired after such date, except (i) liens for taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business, (iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the property as such property is used on the date of this Agreement,
(iv) for dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business or (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business. All leases pursuant to which the Company or any of its Subsidiaries, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms and neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto is in default thereunder.

                  4.24 Assets and Liabilities of B-D Sub. Immediately prior to the consummation of the Subscription Offering (as defined below), the assets and liabilities of the B-D Sub (as defined below) shall consist generally of the types of assets and liabilities set forth in Section 4.24 of the Company Disclosure Schedule.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                    OF PARENT

                  Subject to Article III hereof and except as set forth in the Parent Disclosure Schedule, Parent hereby represents and warrants to the Company as follows:

                  5.1 Corporate Organization. (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Parent is duly registered as a bank holding company under the BHC Act.

                  (b) Buyer Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the State of New York. The deposit accounts of Buyer Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. Buyer Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. Each of Parent's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent's other Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

                  (c) Prior to the Effective Time, New Bank will be a commercial bank duly organized, validly existing and in good standing under the laws of the State of New York. The deposit accounts of New Bank will be insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required in connection therewith will be paid when due. New Bank will have the corporate power and authority to own or lease all of its properties and assets and to carry on its business, and will be duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

                  5.2 Authority; No Violation. (a) (i) Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                      (ii) Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (A) violate any provision of the restated certificate of incorporation or bylaws of Parent or the articles of incorporation or by-laws or similar governing documents of any of its Subsidiaries or (B) assuming that the consents and approvals referred to in Section 5.3 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of its properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

                  (b) (i) Buyer Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Buyer Bank, and no other corporate proceedings on the part of Buyer Bank are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer Bank and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of Buyer Bank, enforceable against Buyer Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                      (ii) Neither the execution and delivery of this Agreement by Buyer Bank nor the consummation by Buyer Bank of the transactions contemplated hereby, nor compliance by Buyer Bank with any of the terms or provisions hereof, will (A) violate any provision of the organization certificate or bylaws of Buyer Bank or (B) assuming that the consents and approvals referred to in
         Section 5.3 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer Bank or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of its properties or assets of Buyer Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer Bank is a party, or by which it or any of its properties or assets may be bound or affected.

                  (c) (i) Prior to the Effective Time, New Bank will have the full corporate power and authority to execute and deliver the Plan of Merger and to consummate the transactions contemplated thereby. The execution and delivery of the Plan of Merger and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors and sole stockholder of New Bank, and no other corporate proceedings on the part of New Bank will be necessary to approve the Plan of Merger and to consummate the transactions contemplated thereby. Prior to the Effective Time, the Plan of Merger will be duly and validly executed and delivered by New Bank and (assuming due authorization, execution and delivery by the Company) the Plan of Merger will constitute a valid and binding obligation of New Bank, enforceable against New Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                      (ii) Neither the execution and delivery of the Plan of Merger by New Bank nor the consummation by New Bank of the transactions contemplated thereby, nor compliance by New Bank with any of the terms or provisions thereof, will (A) violate any provision of the organization certificate or bylaws of New Bank or
         (B) assuming that the consents and approvals referred to in
         Section 5.3 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to New Bank or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of its properties or assets of New Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which New Bank will be a party, or by which it or any of its properties or assets may be bound or affected.

                  5.3 Consents and Approvals. Except for (a) the filing of an application with the Federal Reserve Board under the BHC Act, and approval of such application, (b) the filing of applications with the FDIC under the Bank Merger Act and the Federal Deposit Insurance Act and approval of such applications, (c) the filing of applications with the Banking Department and approval of such applications, (d) the filing with the FDIC of the Proxy Statement, (e) the approval of this Agreement by the requisite vote of the stockholders of the Company, (f) the filing of the Plan of Merger with the Superintendent pursuant to the N.Y.B.L., (g) the filing of a notice or application with the NASD and the approval or lack of disapproval of such notice or application, (h) the filing of a notice or application with the Cayman Islands banking authorities and the approval or lack of disapproval of such notice or application and (i) such filings, authorizations or approvals as have been previously disclosed in writing by Parent to the Company, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary (x) in connection with the execution and delivery by Parent and Buyer Bank of this Agreement or the consummation by Parent and Buyer Bank of the Merger and the other transactions contemplated hereby or (y) in connection with the execution and delivery by New Bank of the Plan of Merger or the consummation by New Bank of the Merger and the other transactions contemplated thereby.

                  5.4 Parent Information. The information relating to Parent, New Bank or any of Parent's other Subsidiaries to be contained in the Proxy Statement, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

                  5.5 Financing. Parent or a Subsidiary of Parent will have at the Effective Time sufficient funds to permit Parent to perform its obligations under Section 2.1 hereof.

                  5.6 Approvals. As of the date of this Agreement, Parent knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby should not be obtained.

                                   ARTICLE VI
                                    COVENANTS

                  6.1 Covenants of the Company Relating to the Conduct of Business. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Parent, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice and consistent with prudent banking practice. Except as otherwise contemplated by this Agreement, the Company will use reasonable best efforts to (x) preserve its business organization and that of its Subsidiaries intact, (y) keep available to itself and Parent the present services of the employees of the Company and its Subsidiaries and (z) preserve for itself and Parent the goodwill of the customers of the Company and its Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by Parent, the Company shall not, and shall not permit any of its Subsidiaries to:

                  (a) solely in the case of the Company, declare or pay any dividends on, or make other distributions in respect of, any shares of its capital stock, other than normal quarterly dividends not in excess of $.085 per share of Company Common Stock;

                  (b) (i) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (ii) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 2.1(c) hereof) any shares of the capital stock of the

Company or any Subsidiary of the Company, or any securities convertible into or exercisable for any shares of the capital stock of the Company or any Subsidiary of the Company; or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except, in the case of clauses (i) and (iii), for the issuance of Company Common Stock upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement and in accordance with their present terms;

                  (c) amend its organization certificate, by-laws or other similar governing documents;

                  (d) authorize any of its officers, directors, or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), or recommend or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a takeover proposal; provided, however, that the Company may communicate information about any such takeover proposal to its stockholders if, in the judgment of the Company's Board of Directors, based upon the advice of outside counsel, such communication is required under applicable law; provided further, however, that nothing contained in this
Section 6.1(d) shall prohibit the Company from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, bona fide takeover proposal that constitutes a Superior Proposal (as defined below) in each case if, and only to the extent that (A) such actions occur at a time prior to approval of the Merger Agreement by the Company's stockholders, (B) the Board of Directors of the Company concludes in good faith, after consultation with and based upon the advice of outside counsel, that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, and (C) prior to taking such action, the Company receives from such person or entity an executed confidentiality agreement and an executed standstill agreement, each in reasonably customary form (provided that such agreements shall contain terms that are no less restrictive than the terms of any such agreement between Buyer and the Company). For purposes of this Agreement, "Superior Proposal" means any bona fide written takeover proposal for or in respect of all of the outstanding shares of Company Common Stock, (i) on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the takeover proposal deemed relevant by such Board of Directors, including the consideration to be paid pursuant thereto, any break-up fees, expense reimbursement provisions, conditions to consummation, and the ability of the party making such proposal to obtain financing therefor) are more favorable from a financial point of view to its stockholders than the Merger, and (ii) that constitutes a transaction that, in such Board of Directors' good faith judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Parent with respect to any of the foregoing. The Company will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.1(d). The Company will notify Parent immediately if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, and the Company will promptly inform Parent in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary of the Company other than the transactions contemplated or permitted by this Agreement;

                  (e) make any capital expenditures other than those which
(i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $500,000 in the aggregate;

                  (f) enter into any new line of business;

                  (g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with prudent banking practices;

                  (h) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

                  (i) change its methods of accounting in effect at December 31, 2000 except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;

                  (j) (i) except as required by applicable law or as required to maintain qualification pursuant to the Code, and other than in connection with the formation of B-D Sub, the transfer of Company Employees to B-D Sub as permitted by this Agreement and the approval of compensation and employee benefit plans and third-party administrative agreements by B-D Sub, adopt, amend, renew or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between the Company or any Subsidiary of the Company and one or more of its current or former directors, officers or employees or (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

                  (k) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

                  (l) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                  (m) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

                  (n) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with prudent banking practices;

                  (o) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound, or permit any lease for office space to expire without giving reasonable prior notice to Parent;

                  (p) other than in prior consultation with Parent, restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported; or

                  (q) agree to do any of the foregoing.

                  6.2 Covenants of Parent and Buyer Bank Relating to the Conduct of Business. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Company and its Subsidiaries, Parent and Buyer Bank shall carry on their respective businesses in the ordinary course consistent with prudent banking practice. Except as otherwise contemplated by this Agreement or consented to in writing by the Company, Parent and Buyer Bank shall not, and shall not permit any of its Subsidiaries to take any action that is intended or may reasonably be expected to result in any of their respective representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VIII not being satisfied.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

                  7.1 Subscription Offering. (a) From and after the date of this Agreement, the Company shall or shall cause the B-D Sub to use all reasonable efforts to promptly prepare and file on an appropriate form a registration statement with the Securities and Exchange Commission registering the B-D Sub Common Stock to be issued and sold in the Subscription Offering and use all reasonable efforts to have such registration statement declared effective. Following the effectiveness of such registration statement, the Company or the B-D Sub, as the case may be, shall commence the Subscription Offering at such time as will permit the Subscription Offering to be consummated shortly prior to the Effective Time.

                  (b) Immediately following the Subscription Offering and prior to the Effective Time, the Company shall transfer and sell to the B-D Sub, and shall cause the B-D Sub to purchase from the Company, all shares of the B-D Sub Common Stock held by the Company for an aggregate purchase price equal to the amount by which the book value of the assets of the B-D Sub exceed the book value of the liabilities of B-D Sub, in each case as of the day immediately preceding the consummation of the Subscription Offering.

                  (c) The following definitions apply for purposes of this
Agreement: (i) "B-D Sub" means CBNY Investment Services Corp. (ii) "B-D Sub Common Stock" means the common stock, par value $1.00 per share, of B-D Sub; and (iii) "Subscription Offering" means the issuance of shares of B-D Sub Common Stock pursuant to the exercise of subscription rights as described on Exhibit C.

                  7.2 Regulatory Matters. (a) The Company shall promptly prepare and file with the FDIC the Proxy Statement no later than thirty days after the date of this Agreement and, upon clearance thereof by the FDIC, shall promptly mail the Proxy Statement to its stockholders.

                  (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement. The Company and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by the Merger Documents and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                  (c) Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, or any other statement, filing, notice or application made by or on behalf of Parent or the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by the Merger Documents.

                  (d) Parent and the Company shall promptly furnish each other with copies of written communications received by Parent or the Company, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                  7.3 Access to Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which the Company is not permitted to disclose under applicable law), (ii) upon request by Parent from time to time, an updated true and correct schedule containing the type of information set forth in Section 7.3(a) of the Company Disclosure Schedule and (iii) all other information concerning its business, properties and personnel as Parent may reasonably request. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Company's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) All information furnished by the Company to the Parent or its representatives pursuant hereto shall be treated as the sole property of the Company and, if the Merger shall not occur, the Parent and its representatives shall return to the Company all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. The Parent shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for ten years from the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in the Parent's possession prior to the disclosure thereof by the Company; (y) was then generally known to the public; or (z) was disclosed to the Parent by a third party not bound by an obligation of confidentiality or (ii) disclosures made as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder the Parent is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the Company to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, the Parent may disclose such information to such tribunal or governmental body or agency without liability hereunder.

                  (c) No investigation by the Parent or its representatives shall affect the representations, warranties, covenants or agreements of the Company set forth herein.

                  7.4 Stockholder Meeting. The Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held as soon as is reasonably practicable for the purpose of voting upon the approval of the Merger Documents and the consummation of the transactions contemplated hereby and thereby. The Company will, through its Board of Directors, recommend to its stockholders approval of the Merger Documents and the transactions contemplated hereby and thereby and such other matters as may be submitted to its stockholders in connection with the Merger Documents (collectively, the "CBNY Shareholder Matters"). The Company shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by the Company of the CBNY Shareholders Matters,
(ii) approve or recommend, or propose publicly to approve or recommend, any takeover proposal or (iii) enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any takeover proposal. Notwithstanding the foregoing, in the event the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that in light of a Superior Proposal it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, and provided the Company is not in breach of, and has not breached, any of the provisions of Section 6.1(d), the Company may terminate this Agreement solely in order to concurrently enter into an Acquisition Agreement with respect to a Superior Proposal, but only after the third day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to accept a Superior Proposal, and only if, during such three-day period, if Parent so elects, the Company and its advisors shall have negotiated in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms.

                  7.5 Legal Conditions to Merger. Each of Parent, Buyer Bank and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by the Merger Documents and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company, Parent or Buyer Bank or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by the Merger Documents, and to comply with the terms and conditions of such consent, authorization, order or approval.

                  7.6 Employee Benefit Plans; Existing Agreements. (a) Effective as of the Effective Time, the employees of the Company and its Subsidiaries (the "Company Employees") shall be eligible to participate in Parent's or Buyer Bank's employee benefit plans (including severance plans) in which similarly situated employees of Buyer Bank participate, to the same extent as similarly-situated employees of Buyer Bank (it being understood that inclusion of Company Employees in such employee benefit plans may occur at different times with respect to different plans); provided, however, that Parent shall, or shall cause the Surviving Bank to, continue the comparable plans of the Company and its Subsidiaries for the exclusive benefit of Company Employees without adverse amendment thereto until such time as Company Employees become eligible to participate in plans of Parent or Buyer Bank.

                  (b) With respect to each Parent or Buyer Bank plan that covers the Company Employees, for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits and vacation entitlement (but not for defined benefit pension accrual), service with the Company and its Subsidiaries (or credited by the Company or its Subsidiaries) shall be treated as service with Buyer Bank. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Company Employees shall be given credit for amounts paid under a comparable benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Parent or Buyer Bank plan.

                  (c) Parent shall honor and shall cause the Surviving Bank to honor, in accordance with their terms, all employment, severance and other compensation agreements and arrangements existing prior to the execution of this Agreement which are between the Company or any of its Subsidiaries and any director, officer or employee thereof and which have been disclosed in the Company Disclosure Schedule.

                  (d) The Company shall be permitted to, and shall permit its Subsidiaries to, pay bonuses in accordance with their respective past practices for services through December 31, 2000, and the compensation with respect to which bonuses are paid for any individual shall be for the period of time that has elapsed since the payment of the last bonus. In addition, at the Effective Time each Company Employee shall be entitled to receive a bonus in respect of 2001 equal to the bonus received by such Company Employee for the period ended as of December 31, 2000, multiplied by a fraction, the numerator of which shall be the number of days from December 31 through the date on which the Effective Time occurs and the denominator of which is 365.

                  (e) The Company shall take all actions that are necessary and appropriate to cause the employer matching contributions that have been credited to the Company Employees' employer matching accounts under the Company's 401(k) Profit-Sharing Plan immediately prior to the Effective Time to be fully vested, effective as of the Effective Time.

                  (f) The Company shall be permitted to pay reasonable retention bonuses to Company Employees after prior consultation with Parent.

                  7.7 Indemnification. (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of the Company, any of the Subsidiaries of the Company or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Parent shall indemnify and hold harmless, as and to the extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent; provided, however, that (1) Parent shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and upon such assumption Parent shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent, and Parent shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Parent shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel with respect to any claim, action or suit for all Indemnified Parties, (3) Parent shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 7.7, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, provided that the failure to so notify shall not affect the obligations of Parent under this Section 7.7 except to the extent such failure to notify prejudices Parent. Parent's obligations under this
Section 7.7 shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

                  (b) Parent shall cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Parent be required to expend on an annual basis more than 175% of the current amount expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 7.7(b) Parent shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

                  (c) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this section.

                  (d) The provisions of this Section 7.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

                  7.8 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.

                  7.9 Advice of Changes. Parent and the Company shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time (and on the date prior to the Closing
Date), each party will supplement or amend its Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 8.2(a) or 8.3(a) hereof, as the case may be, or the compliance by the Company or Parent, as the case may be, with the respective covenants and agreements of such parties contained herein.

                  7.10 Current Information. During the period from the date of this Agreement to the Effective Time, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Parent and to report the general status of the ongoing operations of the Company and its Subsidiaries. The Company will promptly notify Parent of any material change in the normal course of business or in the operation of the properties of the Company or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving the Company or any of its Subsidiaries, and will keep Parent fully informed of such events.

                  7.11 New Banking Subsidiary. Parent shall use all reasonable efforts to cause New Bank to be organized as either a direct wholly owned subsidiary of Parent or a direct wholly owned subsidiary of Buyer Bank, as Parent shall determine.

                  7.12 Execution and Authorization of Plan of Merger. As soon as reasonably practicable after the date hereof, (a) Parent shall (i) cause the Board of Directors of New Bank to approve the Plan of Merger,
(ii) cause New Bank to execute and deliver the Plan of Merger, and (iii) approve as the sole stockholder, or cause the sole stockholder of New Bank to approve, the Plan of Merger, and (b) the Company shall execute and deliver the Plan of Merger.

                  7.13 Surviving Bank Plan of Merger. If requested by Parent, the Company will enter into a plan of merger of like tenure to the Plan of Merger providing for the merger of the Surviving Bank with and into the Buyer Bank.

                  7.14 Non-solicitation

                  (a) From and after the date of this Agreement and until the Effective Time, neither the Company nor the B-D Sub shall solicit nor permit any of their officers, directors or employees, from soliciting, any "Domestic Customers" (as defined below) to become customers of B-D Sub or of any other "Financial Institution" (as defined below).

                  (b) Nothing contained in this Agreement or otherwise shall be construed to prohibit the Company or B-D Sub or the officers, directors, employees or stockholders of either, from soliciting
International Customers (as defined below) to become or continue as customers of B-D Sub either before or after the Effective Time.

                  (c) "Domestic Customers" shall mean all customers of the Company and its Subsidiaries (other than B-D Sub) who are not "International Customers." "International Customers" shall mean all customers, including loan customers, deposit customers and advisory, custodial or investment management customers whose account(s) are maintained by the Company or any of its Subsidiaries in accordance with historical practice as part of the Private International Banking Division of the Company. "Financial Institution" shall mean any FDIC-insured depositary institution, trust company, broker-dealer, investment adviser, insurance company, insurance agency, or corporation or other entity controlled by any of the foregoing, other than (x) Parent, Buyer Bank or the Company, or (y) any controlling corporation or Subsidiary of any of the foregoing except for B-D Sub.

                  7.15 Certain Company Employees.

                  (a) Non-solicitation of Employees. From and after the date of this Agreement and until the date three years after the Effective Time, the B-D Sub shall not employ or seek to employ or solicit employment of those individuals listed by name or job description in Section 7.15(a) of the Company Disclosure Schedule.

                  (b) Certain Employees. Nothing in this Agreement or otherwise shall prohibit the B-D Sub, before or after the Effective Time, from offering employment or continuing employment to those individuals listed by name or job description in Section 7.15(b) of the Company Disclosure Schedule, or prohibit or preclude any such individuals from accepting any such offers.

                  7.16 International Offices. If Parent so elects at its sole discretion, by delivery of written notice to the Company on or before the day that is 45 days after the date of this Agreement, the Company shall surrender to the appropriate authorities or cancel, which surrender shall have been accepted or cancellation shall have become effective at or prior to the Effective Time, any license, approval, registration, or similar authorization issued to or for any such office identified in Section 7.16 of the Company Disclosure Schedule, it being understood and agreed that the Company may condition such transfer, surrender or cancellation on the satisfaction of the conditions contained in Article VIII hereof.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

                  8.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Stockholder Approval. The Merger Documents shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of Company Common Stock under applicable law.

                  (b) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

                  (c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

                  8.2 Conditions to Obligations of Parent and New Bank. The obligation of Parent and New Bank to effect the Merger is also subject to the satisfaction or waiver by Parent and New Bank at or prior to the Effective Time of the following conditions:

                  (a) Subscription Offering. The Subscription Offering shall have been consummated by the Company

                  (b) Representations and Warranties. (i) Subject to
Section 3.2, the representations and warranties of the Company set forth in this Agreement (other than those set forth in Sections 4.2, 4.3(a), 4.3(b)(i), 4.6, 4.7, 4.8(a)(ii), 4.8(b), 4.11(a), 4.12, 4.15(a) and 4.20)
shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and
(ii) the representations and warranties of the Company set forth in Sections 4.2, 4.3(a), 4.3(b)(i), 4.6, 4.7, 4.8(a)(ii), 4.8(b), 4.11(a),
4.12, 4.15(a) and 4.20 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

                  (c) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and, Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (d) Consents Under Agreements. The consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 8.1(c)) whose consent or approval shall be required in order to permit the succession by the Surviving Bank pursuant to the Merger to any obligation, right or interest of the Company or any Subsidiary of the Company under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained, except where the failure to obtain such consent, approval or waiver would not have a Material Adverse Effect on the Company.

                  (e) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                  8.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                  (a) Subscription Offering. The Subscription Offering shall have been consummated by the Company

                  (b) Representations and Warranties. (i) Subject to
Section 3.2, the representations and warranties of Parent (other than those set forth in Sections 5.2(a), 5.2(b), 5.2(c) and 5.4) set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of Buyer Bank set forth in Sections 5.2(a), 5.2(b), 5.2(c) and 5.4 of this Agreement shall be true and correct in all material respects (without giving effect to Section
3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. The

Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer or any Executive Vice President of Parent to the foregoing effect.

                  (c) Performance of Obligations of Parent, Buyer Bank and New Bank. Parent, Buyer Bank and New Bank shall have performed in all material respects all obligations required to be performed by each of them under the Merger Documents at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of each of Parent by the Chief Executive Officer or any Executive Vice President of each of Parent to such effect.

                  (d) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                                   ARTICLE IX
                            TERMINATION AND AMENDMENT

                  9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the
Company:

                  (a) by mutual consent of the Company and Parent in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                  (b) by either Parent or the Company upon written notice to the other party (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

                  (c) by either Parent or the Company if the Merger shall not have been consummated on or before October 31, 2001, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; provided, however, that if the Company seeks to terminate this Agreement pursuant to this
Section 9.1(c), it shall provide written notice to Parent no later than October 29, 2001, and if prior to October 31, 2001, Parent shall notify the Company that it seeks to extend the termination date in this Section 9.1(c) to December 31, 2001, then this Agreement may not be terminated pursuant to this Section 9.1(c) until such date;

                  (d) by either Parent or the Company if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof, provided however, that the Company may not terminate this Agreement pursuant to his Section 9.1(d) if the Company is in material breach of any of its obligations under Section 7.4;

                  (e) by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 9.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 8.2(a) (in the case of a breach of representation or warranty by the Company) or Section 8.3(a) (in the case of a breach of representation or warranty by Parent);

                  (f) by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing;

                  (g) by Parent, if the Board of Directors of the Company does not publicly recommend in the Proxy Statement that the Company's stockholders approve and adopt the Merger Documents or if, after recommending in the Proxy Statement that stockholders approve and adopt the Merger Documents, the Board of Directors of the Company shall have withdrawn, modified or amended such recommendation in any manner adverse to Parent; or

                  (h) by the Company, without any further action, if the Company shall have entered into an Acquisition Agreement with any party other than Parent as permitted by and in accordance with Section 7.4 hereof.

                  9.2 Effect of Termination; Expenses. (a) In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except that (i) Sections 7.2(b), 9.2 and 10.4 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                  (b) If the Company terminates this Agreement pursuant to
Section 9.1 (h), the Company shall pay to Parent a termination fee of $5,250,000 by wire transfer of same funds on the date of termination.

                  9.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  9.4 Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of its agreements contained herein, or waive compliance with any of the conditions to its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                    ARTICLE X
                               GENERAL PROVISIONS

                  10.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the first day which is (a) the last business day of a month and (b) at least two business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VIII hereof (other than those conditions which relate to actions to be taken at the Closing)(the "Closing Date"), at the offices of the Company's counsel unless another time, date or place is agreed to in writing by the parties hereto.

                  10.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or the Plan of Merger or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

                  10.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses of printing and mailing the Proxy Statement to the stockholders of the Company, and all filing and other fees paid to the FDIC or any other Governmental Entity in connection with the Merger and the other transactions contemplated hereby, shall be borne equally by Parent and the Company, provided further, however, that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

                  10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)      if to Parent or Buyer Bank, to
                                    275 Broadhollow Road
                                    Melville, New York 11747
                                    (631) 844-1471
                                    Attn:  Daniel M. Healy

                                    with a copy to:
                                    Stinson, Mag & Fizzell, P.C.
                                    100 S. Fourth Street, Suite 700

                                    St. Louis, MO 63102
                                    Facsimile (314) 259-4599
                                    Attn:  Thomas B. Kinsock, Esq.

                           and

                           (b)      if to the Company, to:
                                    320 Park Avenue
                                    New York, New York 10022
                                    Facsimile:(212) 308-9009
                                    Attn:  Jacob Berman

                                    with a copy to:

                                    Skadden, Arps Slate, Meagher
                                    & Flom LLP
                                    Four Times Square
                                    New York, New York 10036
                                    Facsimile:  (212) 735-2000
                                    Attn:  William S. Rubenstein, Esq.

                  10.5 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  10.6 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  10.7 Entire Agreement. This Agreement (including the documents and the instruments referred to herein), together with the Confidentiality Agreement between Parent and the Company dated February 11, 2001, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  10.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law.

                  10.9 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in and Section 8.2(c) of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Section 7.2(c) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  10.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  10.11 Publicity. Except as otherwise required by law or by the rules of the NYSE or The NASDAQ Stock Market, so long as this Agreement is in effect, neither Buyer Bank nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

                  10.12 Assignment; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.


                  IN WITNESS WHEREOF, Parent, Buyer Bank and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                  NORTH FORK BANCORPORATION, INC.


                                  By: /s/ Daniel M. Healy
                                      -------------------------------------
                                      Name:  Daniel M. Healy
                                      Title: Executive Vice President and
                                             Chief Financial Officer


                                  NORTH FORK BANK


                                  By: /s/ Daniel M. Healy
                                      -------------------------------------
                                      Name:  Daniel M. Healy
                                      Title: Executive Vice President and
                                             Chief Financial Officer


                                   COMMERCIAL BANK OF NEW YORK


                                   By: /s/ Jacob Berman
                                       -----------------------------------
                                       Name:  Jacob Berman
                                       Title: President and Chief Executive
                                              Officer


                                                                  EXHIBIT A

                                  SEE ATTACHED



                                 PLAN OF MERGER


                  This PLAN OF BANK MERGER (this "Agreement") dated as of February __, 2001, by and between [___ Bank], ("New Bank") a New York chartered commercial bank and a wholly owned subsidiary of North Fork Bancorporation, Inc., a Delaware corporation ("Parent") and Commercial Bank of New York, a New York state chartered trust company (the "Company").

                  WHEREAS, the Boards of Directors of Parent, Buyer Bank and the Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein and in the Agreement and Plan of Reorganization, dated as of February 13, 2000 (the "Plan of Reorganization" and collectively with this Agreement, the "Merger Documents"), by and among Parent, Buyer Bank and the Company, in which the New Bank will, subject to the terms and conditions set forth herein and therein, merge (the "Merger") with and into the Company; and

                  WHEREAS, the Boards of Directors of New Bank and the Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein and in the Plan of Reorganization, in accordance with the provisions of the laws and regulations of the State of New York, including New York Banking Law ("N.Y.B.L.") Sections 600 and 601 and 3 New York Compilation of Codes, Rules, and Regulations Part 16, as amended.

                  NOW, THEREFORE, in consideration of the mutual premises contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  1.1 Constituent Banks; Surviving Bank. The name of the merging bank is "_________." The name of the receiving bank is "Commercial Bank of New York." The name of the bank surviving the Merger is "Commercial Bank of New York" (the "Surviving Bank").

                  1.2 Effective Time of the Merger. Subject to the provisions of this Agreement and the Plan of Reorganization, the Merger shall become effective at the date and time set forth in the certificate which shall be issued by the Superintendent of Banks of the New York Banking Department (the "Superintendent"). The term "Effective Time" shall mean the date and time when the Merger becomes effective, as specified in the certificate of the Superintendent.

                  1.3 Effects of the Merger. (a) At the Effective Time, (i) the separate existence of New Bank shall cease, and New Bank's organization certificate shall be deemed cancelled, (ii) the organization certificate of the Company as in effect immediately prior to the Effective Time shall be the organization certificate of the Surviving Bank until duly amended in accordance with applicable law, (iii) the bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Bank until duly amended in accordance with applicable law, (iv) the main office and branch offices of the Company, established and authorized immediately prior to the Effective Time and listed on Exhibit 1.3(a) , shall become established and authorized branch offices of the

Surviving Bank and (v) the directors and officers of New Bank immediately prior to the Effective Time shall be the directors and officers of the Surviving Bank, each to hold office in accordance with the organization certificate and bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

                  (b) At and after the Effective Time, the Merger shall have all the effects set forth in N.Y.B.L. Section 602 and, in connection therewith, all assets of New Bank as they exist at the Effective Time shall pass to and vest in the Surviving Bank without any conveyance or other transfer. The Surviving Bank shall be responsible for all liabilities and obligations of every kind and description of each of the Company and New Bank existing as of the Effective Time, whether matured or unmatured, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of the Company or New Bank.

                  1.4 Principal Office. The principal office of the Surviving Bank shall be at [-----------------------].

                                   ARTICLE II

                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                            OF THE CONSTITUENT BANKS

                  2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Buyer Bank, New Bank, the Company or the holders of any shares of the common stock, par value $5.00 per share, of the Company (the "Company Common Stock"):

                  (a) Conversion of Company Common Stock.

                      (i) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (A) owned by the Company or any Subsidiary of the Company, or Parent, Buyer Bank, New Bank or any other direct or indirect Subsidiary of Parent (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 2.1(c)) or (B) held by stockholders ("Dissenting Stockholders") duly exercising appraisal rights, if any, pursuant to Section 604 of the N.Y.B.L. ("Dissenting Shares" and, collectively with the shares of Company Common Stock owned by the Company or any of its Subsidiaries or Parent, Buyer Bank, New Bank or any other direct or indirect Subsidiary of Parent (except for Trust Account Shares and DPC Shares), the "Excluded Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, $ 32.00 in cash (the "Merger Consideration"). As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

                      (ii) As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration upon surrender of such certificates in accordance with Section 2.2 or the right, if any, to require the Surviving Bank to purchase such shares of Company Common Stock for their "fair value" as determined in accordance with Section 604 of the N.Y.B.L. The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company

Common Stock as of the Effective Time except as otherwise provided herein or by law.

                  (b) Common Stock of New Bank. Each share of common stock of New Bank issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Bank.

                  (c) Cancellation of Treasury Stock and Parent Owned Stock. Each share of Company Common Stock that is owned by the Company or by any Subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Buyer Bank, New Bank or any other direct or indirect Subsidiary of Parent immediately prior to the Effective Time (other than shares of Company Common Stock (x) held directly or indirectly in trust accounts, manager accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (and such shares, whether held directly or indirectly by Parent or the Company, being referred to herein as "Trust Account Shares" and (y) held by Parent or the Company or any of their respective Subsidiaries in respect of a debt previously converted ("DPC Shares")) shall automatically be cancelled and retired and shall cease to exist without any conversion thereof and no consideration shall be delivered with respect thereto.

                                   ARTICLE III

                                    COVENANTS

                  3.1 Covenants of New Bank and the Company. During the period from the date of this Agreement and continuing until the Effective Time, each of the parties hereto agrees to observe and perform all agreements and covenants of Parent, Buyer Bank and the Company in the Plan of Reorganization that pertain or are applicable to New Bank and the Company, respectively. Each of the parties hereto agrees to use all best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to and in accordance with the applicable provisions of the Plan of Reorganization.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  4.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Stockholder Approval. The Merger Documents shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of Company Common Stock under applicable law.

                  (b) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

                  (c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

                  4.2 Conditions of New Bank To Effect the Merger. The obligations of New Bank to effect the Merger shall be subject to the satisfaction or waiver by Parent and New Bank at or prior to the Effective Time of all conditions precedent to the obligations of Parent and New Bank pursuant to Section 8.2 of the Plan of Reorganization.

                  4.3 Conditions of Company To Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the satisfaction or waiver by the Company at or prior to the Effective Time of all conditions precedent to the Company's obligations pursuant to Section
8.3 of the Plan of Reorganization.

                                    ARTICLE V

                            TERMINATION AND AMENDMENT

                  5.1 Termination. This Agreement shall be terminated immediately and without any action on the part of the Company or New Bank upon any termination of the Plan of Reorganization. This Agreement may be terminated at any time prior to the Effective Time by mutual consent of New Bank and the Company in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board.

                  5.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 5.1, this Agreement shall forthwith become void and there shall be no liability or obligation under this Agreement on the part of New Bank, the Company or their respective officers, directors or affiliates, except as otherwise provided in the Plan of Reorganization.

                  5.3 Amendment. This Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                   ARTICLE VI

                               GENERAL PROVISIONS

                  6.1 Definitions. All capitalized terms which are used but not defined herein shall have the meanings set forth in the Plan of Reorganization.

                  6.2 Nonsurvival of Agreements. None of the agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except to the extent set forth in the Plan of Reorganization.

                  6.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to New Bank or the Company, respectively, at the addresses for notices to Parent or the Company, respectively, as set forth in the Plan of Reorganization, with copies to the persons referred to therein.

                  6.4 Counterparts. This Agreement may be adopted, certified and executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                  6.5 Entire Agreement. Except as otherwise set forth in this Agreement or the Plan of Reorganization (including the documents and the instruments referred to herein or therein), this Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  6.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law.

                  6.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

                  IN WITNESS WHEREOF, New Bank and the Company have caused this Agreement to be signed by their duly authorized officers as of the date first above written.


Attest:                            [NEW BANK]


                                   By
-------------------------             ---------------------------------------
Name:                                 Name:
Secretary                             Title:


                                   COMMERCIAL BANK OF NEW YORK
Attest:


                                   By
-------------------------             --------------------------------------
Name:                                 Name:
Secretary                             Title:



                                                             EXHIBIT 1.3(a)


               Main Office and Branch Offices of the Company

Main Office
320 Park Avenue (at 50th Street)
New York, NY  10022

Branch Offices

300 East 79th Street (at 2nd Avenue)
New York, NY  10021

2025 Broadway (at 69th Street)
New York, NY 10023

1180 Third Avenue (at 69th Street)

New York, NY  10021

1258 Second Avenue (at 66th Street)
New York, NY 10021

845 Third Avenue (at 52nd Street)
New York, NY  10022

750 Third Avenue (at 46th Street)
New York, NY  10017

1407 Broadway (at 39th Street)
New York, NY  10018

404 Fifth Avenue (at 37th Street)
New York, NY  10018

2 Park Avenue (at 33rd Street)
New York, NY  10016

183 Broadway
New York, NY  10007

86-10 Roosevelt Avenue
Elmhurst, NY  11372

121 Middle Neck RoadGreat Neck, NY  11021

1105 Old Country Road
Plainview, NY  11803

Mary Street
P.O. Box 1109
Georgetown, Grand Cayman
Cayman Islands, BWI



                                                                  EXHIBIT B

               Main Office and Branch Offices of the Company

Main Office
320 Park Avenue (at 50th Street)
New York, NY  10022

Branch Offices

300 East 79th Street (at 2nd Avenue)
New York, NY  10021

2025 Broadway (at 69th Street)
New York, NY 10023

1180 Third Avenue (at 69th Street)
New York, NY  10021

1258 Second Avenue (at 66th Street)
New York, NY 10021

845 Third Avenue (at 52nd Street)
New York, NY  10022

750 Third Avenue (at 46th Street)
New York, NY  10017

1407 Broadway (at 39th Street)
New York, NY  10018

404 Fifth Avenue (at 37th Street)
New York, NY  10018

2 Park Avenue (at 33rd Street)
New York, NY  10016

183 Broadway
New York, NY  10007

86-10 Roosevelt Avenue
Elmhurst, NY  11372

121 Middle Neck Road
Great Neck, NY  11021

1105 Old Country Road
Plainview, NY  11803

Mary Street
P.O. Box 1109
Georgetown, Grand Cayman
Cayman Islands, BWI



                                                                  EXHIBIT C


                         The Subscription Offering

Securities Offered...............................  1,000,000 shares of B-D Sub Common
                                                   Stock.

Subscription Price...............................  $10.00 per share of B-D Sub Common
                                                   Stock (the "Subscription Price").

Basic Subscription Right.........................  Each holder of Company Common Stock
                                                   (the "Holder") at the close of business on
                                                   a record date to be determined (the
                                                   "Record Date"), will have the right to
                                                   purchase one share of B-D Sub Common
                                                   Stock for every [         ] shares of
                                                   Company Common Stock owned on the
                                                   Record Date (the "Basic Subscription
                                                   Right").  Holders are entitled to


                                                   subscribe for all or any portion of the shares
                                                   of B-D Sub Common Stock underlying their
                                                   Basic Subscription Right.

Oversubscription Right...........................  Each Holder who subscribes for the full number of shares of B-D Sub Common
                                                   Stock underlying such Holder's Basic
                                                   Subscription Right may subscribe for any
                                                   shares of B-D Sub Common Stock which
                                                   are not subscribed for by other Holders
                                                   pursuant to their Basic Subscription Right
                                                   (the "Oversubscription Right").

Proration of Oversubscription Rights.............  If there are shares available for sale pursuant to the exercise of
                                                   Oversubscription Rights and the number
                                                   of such shares is not sufficient to satisfy
                                                   in full all subscriptions submitted
                                                   pursuant to such requests, the available
                                                   shares of B-D Sub Common Stock will be
                                                   allocated among the Holders who exercise
                                                   Oversubscription Rights pro rata based
                                                   upon the number of shares of Company Common
                                                   Stock owned by each such Holder on the Record
                                                   Date.
Method of Exercising
Subscription Rights..............................  Basic Subscription Rights and
                                                   Oversubscription Rights (collectively,
                                                   "Subscription Rights") may be exercised
                                                   by properly completing, signing and
                                                   delivering the Subscription Rights Order
                                                   Form (the "Order Form") accompanied by
                                                   payment in full of the Subscription Price.

Expiration Date..................................  To be determined, but no later than 20 business days after commencement of the
                                                   Subscription Offer.






Transferability..................................  Subscription Rights are being distributed only to Holders of the Company Common
                                                   Stock as of the Record Date and are non-
                                                   transferable.

Fractional Shares................................  No fractional shares of B-D Sub Common
                                                   Stock will be issued.  Any fractional share
                                                   that Holders would otherwise be entitled
                                                   to will be rounded down to the next whole
                                                   share.

Mandatory Subscription Agreement.................  The Company's majority stockholder shall subscribe for all of the shares of B-D Sub
                                                   Common Stock relating to his Basic
                                                   Subscription Right.  (The majority
                                                   stockholder will be permitted, but not
                                                   required, to exercise his Oversubscription
                                                   Right.)  Upon consummation of the
                                                   Subscription Offering, the majority
                                                   stockholder shall also purchase from the
                                                   Company all the shares of B-D Sub
                                                   Common Stock not so purchased by other
                                                   Holders pursuant to the Subscription
                                                   Offering.


Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Agreement and Plan of Reorganization.

THE FOLLOWING DISCLOSURE SCHEDULES HAVE BEEN OMITTED FROM THIS EXHIBIT IN ACCORDANCE WITH ITEM 601(b)(2) OF REGULATION S-K.

Schedule 4.2(a)  - Options

Schedule 4.2(b)  - Subsidiaries

Schedule 4.3(b)  - No Violation

Schedule 4.4     - Consents and Approvals

Schedule 4.5     - Reports

Schedule 4.8(c)  - Absence of Certain Changes or Events

Schedule 4.9     - Litigation

Schedule 4.10(a) - Taxes

Schedule 4.10(b) - Taxes

Schedule 4.11(a) - Employee Plans

Schedule 4.11(b) - Employee Plans

Schedule 4.14    - Compliance with Applicable Law

Schedule 4.15(a) - Contracts

Schedule 4.15(b) - Contracts

Schedule 4.16    - Agreements with Regulatory Agencies

Schedule 4.17    - Investment Securities

Schedule 4.18    - Environmental Matters

Schedule 4.19    - Derivative Transaction

Schedule 4.22    - Loan Portfolio

Schedule 4.24    - Broker-Dealer Subsidiary

Schedule 7.3(a)  - Access to Information

Schedule 7.15(a) - Non-Solicitation of Employees

Schedule 7.15(b) - Certain Employees

Schedule 7.16    - International Offices

CBNY Investment Services Corp. will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended, for any schedule so furnished.